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                                                                   EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this report on Form 8-K of HNC Software Inc. of our report dated January 30, 1997.

We also consent to the incorporation by reference in the Registration Statement Nos. 33-92902, 333-14323 and 333-18871 of HNC Software Inc. on Form S-8 and Registration Statement No. 333-22735 of HNC Software Inc. on Form S-3 of our report dated January 30, 1997 appearing in this report on Form 8-K.


DELOITTE & TOUCHE LLP

Costa Mesa, California
December 12, 1997